UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 21, 2021

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market
Warrants, each exercisable for one half of a share of Common Stock at an exercise price of $5.75 per half share	DSKEW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 4.02.           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a statement (the “SEC Statement”) informing market participants that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Daseke, Inc. (the “Company,” “we” or “our”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”), which were issued in 2015, as equity. For a description of the terms of the warrants, please refer to the Company’s prospectus filed with the SEC on April 28, 2017 (“Prospectus”), which relates to the resale from time to time of, among other things, the warrants and the shares of common stock issuable upon exercise of the warrants.

On April 21 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), after considering the recommendations of management, concluded that the Company’s previously issued audited financial statements for the years ended December 31, 2020, 2019 and 2018 and previously issued unaudited financial statements for the periods ended September 30, 2020, 2019 and 2018, June 30, 2020, 2019 and 2018, and March 31, 2020, 2019 and 2018 (such years and periods, the “Affected Periods”) should no longer be relied upon due to required corrections related to the accounting for warrants.

The SEC Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” Following consideration of the guidance in the SEC Statement, while the terms of the warrants as described in the Prospectus have not changed, the Company concluded the warrants do not meet the conditions to be classified in equity and instead, the warrants require liability classification under Accounting Standards Codification 815. The Company is working diligently with its auditors and an independent valuation expert to finalize the valuation of the warrants and file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amended 10-K”) reflecting this reclassification of the warrants for the Affected Periods as soon as practicable. The adjustments to the financial statement items for the Affected Periods will be set forth through disclosures in the financial statements included in the Amended 10-K. The Audit Committee has discussed the matters disclosed in this and the above paragraphs in this Item 4.02(a) with its independent registered public accounting firm, Grant Thornton LLP.

On a preliminary and unaudited basis, and subject to change upon completion of a third-party valuation analysis, we expect the impact to total liabilities and net income (loss) to be as follows (amounts in millions).

	TOTAL LIABILITIES
	As Previously Reported	Estimated Adjustment Range	Estimated As Adjusted

As of December 31, 2020	$981.8	$3.0 to 15.0	$984.8 to 996.8
As of December 31, 2019	$1,001.9	$2.0 to 10.0	$1,003.9 to 1,011.9

	NET INCOME (LOSS)
	As Previously Reported	Estimated Adjustment Range	Estimated As Adjusted

Year ended December 31, 2020	$6.2	$(13.0) to 7.0	$(6.8) to 13.2
Year ended December 31, 2019	$(307.4)	$(10.0) to 10.0	$(317.4) to (297.4)
Year ended December 31, 2018	$(5.2)	$50.0 to 90.0	$44.8 to 84.8

We will disclose the finalized impacts to these line items, as well as other line items on our financial statements, including, but not limited to, warrant liabilities, additional paid in capital, accumulated deficit, total stockholders’ equity, change in fair value of warrant liabilities, total other expense, income (loss) before income taxes, comprehensive income (loss), net income (loss) attributable to common stockholders, basic and diluted earnings (loss) per common share, in our forthcoming Amended 10-K.  We are evaluating the impact on the Company’s internal controls over financial reporting.

Item 7.01.Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On April 22, 2021, the Company issued a press release relating to, among other things, the matters discussed in Item 4.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

99.1*Press Release dated April 22, 2021.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

________

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

April 22, 2021	By:	/s/ Jason Bates
	Name:	Jason Bates
	Title:	Executive Vice President and Chief Financial Officer